SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Private Media Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRIVATE MEDIA GROUP, INC.

3230 Flamingo Road, Suite 156

Las Vegas, Nevada 89121 USA

AMENDED NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, NOVEMBER 18, 2010

To the Shareholders of PRIVATE MEDIA GROUP, INC.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Private Media Group, Inc. previously scheduled to be held on Thursday, November 18, 2010, at 2:00 p.m., at the Company’s U.S. principal executive offices located at 537 Stevenson Street, San Francisco, California 94103, will instead be held on Thursday, November 18, 2010, at 6.00 p.m., local time, at the principal executive offices of the Company in Barcelona, Spain, located at Calle de la Marina 16-18. The Annual Meeting will be held for the following purposes:

1.	To elect six (6) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of BDO Auditores S.L. as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on September 23, 2010, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of the shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose reasonably related to the Annual Meeting during ordinary business hours in the office of the Secretary of the Company during the ten days prior to the Annual Meeting.

	By	Order of the Board of Directors

Johan Gillborg
November 8, 2010		Corporate Secretary

All shareholders are cordially invited to attend the meeting in person. The change in location of the Annual Meeting will not affect the validity of any proxy previously executed by a shareholder in connection with the upcoming meeting or require a shareholder to submit a new proxy.